                                                                   EXHIBIT 10.13

                               ORACLE CORPORATION

                        1993 DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

                                   PLAN PROVISIONS                                      PAGE
- --------------------------------------------------------------------------------------  -----
Section 1 - Definitions...............................................................    (1)
Section 2 - Eligibility...............................................................    (2)
Section 3 - Deferred Compensation.....................................................    (2)
Section 4 - Designation of Beneficiary................................................    (4)
Section 5 - Change in Control.........................................................    (4)
Section 6 - Trust Provisions..........................................................    (5)
Section 7 - Amendment and Termination.................................................    (5)
Section 8 - Administration............................................................    (5)
Section 9 - General and Miscellaneous.................................................    (5)
APPENDICES
- --------------------------------------------------------------------------------------
Appendix 1 - Acknowledgment...........................................................    (7)
Appendix 2 - Distribution Election....................................................    (8)
Appendix 3 - Election of Deferral.....................................................    (9)
Appendix 4 - Beneficiary Designation..................................................   (10)

                               ORACLE CORPORATION

                        1993 DEFERRED COMPENSATION PLAN

     Oracle Corporation, a California Corporation (referred to hereafter as the "Employer") hereby establishes an unfunded plan for the purpose of providing deferred compensation for a select group of management and highly compensated employees.

                                    RECITALS

     WHEREAS, those employees identified by the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with
Section 8 hereof (hereinafter referred to as the "Committee") as eligible to participate in this Plan (each of whom are referred to hereafter as the "Employee" or collectively as the "Employees") are employed by Employer; and

     WHEREAS, Employer desires to adopt an unfunded deferred compensation plan and the Employees desire the Employer to pay certain deferred compensation and/or related benefits to or for the benefit of Employees, or a designated Beneficiary, or both;

     NOW THEREFORE, the Employer hereby establishes this deferred compensation plan.

                                   SECTION 1

                                  DEFINITIONS

     1.1 "Account" shall mean the separate account(s) established under this Plan and the Trust for each participating Employee. Employer shall furnish each participant with an annual statement of his or her account balance.

     1.2 "Actuary" shall mean the actuaries (if any) for the Plan as selected by the Committee. Any Actuary shall be required to be an enrolled actuary, as that term is used in Section 3042 of the Employee Retirement Income Security Act of 1974, as amended.

     1.3 "Beneficiary" shall mean the Beneficiary designated by the Employee to receive Employee's deferred compensation benefits in the event of his or her death.

     1.4 "Change in Control" shall have the meaning set forth in Section 5.1 of the Plan.

     1.5 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

     1.6 "Committee" shall mean the Compensation Committee of the Board of Directors of the Employer or any other committee designated by the Board of Directors of the Employer to administer this Plan in accordance with Section 8 hereof.

     1.7  "Effective Date" shall mean the date of execution of the Plan.

     1.8 "Employee" shall mean each employee of Employer designated by Employer to be entitled to deferred compensation pursuant to this Plan; references to Employee herein shall include references to an Employee's Beneficiary where the context so requires.

     1.9 "Employer" shall mean Oracle Corporation, a California Corporation, and any successor organization thereto.

     1.10 "Hardship" shall have the meaning set forth in Section 3.5 of the Plan.

     1.11  "Plan" shall mean Oracle Corporation 1993 Deferred Compensation Plan.

     1.12 "Permanent Disability" shall mean that the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Employer's Long Term Disability Plan. An Employee will not be considered to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Employer, in its sole discretion.

     1.13 "Trust" or "Trust Agreement" shall mean Oracle Corporation 1993 Deferred Compensation Plan Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.

     1.14 "Trust Fund" shall mean the cash and other properties held and administered by Trustee pursuant to the Trust to carry out the provisions of the Plan.

     1.15 "Trustee" shall mean the designated Trustee acting at any time under the Trust.

     1.16 "Year of Employment" shall mean any twelve (12) consecutive month period in which an Employee is employed by Employer for more than 1,000 hours of service, commencing with the Employee's date of hire.

                                   SECTION 2
                                  ELIGIBILITY

     2.1 Eligibility. Excepting the first year of the Plan, eligibility to participate in the Plan shall be limited to Employees of the Employer whose (i) base salary during the calendar year in which compensation is to be deferred or
(ii) wages reported on the employee's Wage and Tax Statement on Form W-2 for the calendar year previous to such calendar year equals or exceeds $150,000, except that the Committee (or its designee) may select such other employees as it deems appropriate. For purposes of this Section 2.1 and Appendix 3 hereto, "base salary" means an Employee's regular annual compensation for a calendar year, determined as of the first day of that year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, and other special compensation, before reduction for compensation deferred pursuant to all qualified and non-qualified plans of the Employer. The Committee shall designate Employees who shall be covered by this Plan in a separate Acknowledgment (in the form attached hereto as Appendix 1) for each such Employee. Participation in the Plan shall commence as of the date such Acknowledgment is signed by the Employee and delivered to the Employer, provided that deferral of compensation under the Plan shall not commence until the Employee has complied with the election procedures set forth in Section 3.3. Nothing in the Plan or in this Acknowledgment should be construed to require any contributions to the Plan on behalf of the Employee by Employer.

                                   SECTION 3
                             DEFERRED COMPENSATION

     3.1 Deferred Compensation. Each participating Employee may elect, in accordance with Section 3.3 of this Plan, to defer annually the receipt of a portion of the compensation otherwise payable to him or her by Employer during each year or portion of a year that the Employee shall be employed by the Employer. Any compensation deferred pursuant to this Section shall be recorded by the Employer in an Account, maintained in the name of the Employee, which Account shall be credited with a dollar amount equal to the total amount of compensation deferred during each calendar year under the Plan together with earnings thereon credited in accordance with Section 3.7. The amount or percentage of compensation that Employee elects to defer under this Section 3.1 will remain constant until suspended or modified by the filing of another election with the Employer by the Employee in accordance with Section 3.3 of the Plan. All deferrals pursuant to this Section 3.1 shall be fully vested at all times. No election will be permitted that provides for deferral of an amount (or a percentage which the Committee determines will result in deferral of an amount) less than $5,000 during any calendar year.

                                       (2)

     3.2 Payment Of Account Balances. (a) The Employee shall elect whether he or she will receive distribution of his or her entire Account (i) upon reaching age 59 1/2, or (ii) upon termination of employment of Employee with Employer. Such election shall be made at the time that the Employee elects to participate in the Plan and no modifications to such election shall be permitted thereafter. The Employee shall determine whether Employee will receive distribution of all amounts payable to him or her in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (d) of this Section.

     (b) Upon termination of Employee's employment with Employer by reason of death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), Employee or Employee's designated Beneficiary will be entitled to receive all amounts credited to the Account(s) of Employee as of the date of his or her death or Permanent Disability (notwithstanding any election to receive distributions under clause (i) of Section 3.2(a)). Upon termination of Employee's employment with Employer by reason other than death or Permanent Disability prior to the date when payment of Account balances otherwise would commence under the provisions of Section 3.2(a), the Employer may, in the sole discretion of the Committee, distribute to Employee or Employee's designated Beneficiary all amounts credited to the Employee's Account as of the date of such termination (notwithstanding any election to receive distributions under clause (i) of Section 3.2(a)). Said amounts shall be payable in a lump sum or in installments over a designated period of years, pursuant to the provisions of paragraph (d) of this Section.

     (c) Upon the death of Employee prior to complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment with Employer), the balance of his or her Account(s) on the date of death shall be payable to Employee's designated Beneficiary pursuant to paragraph (d) of this Section.

     (d) The Employer shall distribute or direct distribution of the amounts credited to Employee's Account, including earnings (if any) credited thereto pursuant to Section 3.7, in a lump sum, or in installments over a period of five
(5) years or ten (10) years as Employee shall designate. Distribution shall be made or commence on the first day of the month next following (i) the date specified in clause (i) of Section 3.2(a), if the Employee has elected to receive distribution under such clause, (ii) the date upon which Employee's employment with Employer terminates in the event of a distribution pursuant to paragraphs (a) or (b) of this Section 3.2 (other than a distribution governed by clause (i)), or (iii) the date of Employee's death in the event of a distribution pursuant to paragraph (c) of this Section 3.2. Subsequent installments, if any, shall be made on each quarter-annual anniversary date of the date of the first installment as determined by Employee. Each such installment, if any, shall include interest or other earnings credited to the Employee's balance of the Account remaining unpaid. The Employee's distribution election shall be in the form attached hereto as Appendix 2.

     3.3 Election To Defer Compensation. The Employee's election to defer compensation as provided in Section 3.1 of this Plan shall be in writing, signed by the Employee, and delivered to Employer, together with all other documents required under the preceding provisions of this Plan to be submitted herewith, at least twenty (20) days prior to January 1 of the calendar year in which the compensation to be deferred is otherwise payable to Employee; provided, however, that Employee shall have thirty (30) days from the date that this Plan is adopted within which to make an election in calendar year 1993 (which election shall be effective commencing twenty (20) days following receipt by the Employer of Employee's election and all other documents required under the preceding provisions of this Plan to be submitted herewith). Such election (and any subsequent election) will continue until suspended or modified in writing delivered by Employee to Employer, which new election shall only apply to compensation otherwise payable to Employee after the end of the calendar year in which such election is delivered to Employer. Any deferral election made by Employee shall be irrevocable with respect to any compensation covered by such election, including the compensation payable in the calendar year in which the election suspending or modifying the prior deferral election is delivered to Employer. Absent a suspension or modification election, such original election shall remain in effect from year to year until the date for distribution of the Employee's Account elected under Section 3.1. The Employer shall withhold the amount or percentage of base salary specified to be deferred in equal amounts for each payroll period and shall withhold the amount or percentage of cash bonus specified to be

                                       (3)
deferred at the time or times such bonus is or otherwise would be paid to the Employee. The election to defer compensation shall be in the form attached as Appendix 3.

     3.4 Payment Upon Change in Control. Notwithstanding any other provisions of this Plan, the aggregate balance credited to and held in the Employee's Account shall be distributed to the Employee in a lump sum within thirty (30) days of Change in Control, as defined in Section 5.1.

     3.5 Hardship. An Employee shall be entitled to distributions from his or her Account to the extent that the Employee demonstrates to the reasonable satisfaction of the Committee that he or she needs the funds due to Hardship. For purposes of this Section 3.5, a distribution is made on account of Hardship only if the distribution is made on account of an immediate and heavy financial need of the Employee, is necessary to satisfy the financial need, and if the financial need was not reasonably foreseeable by the Employee. Whether an Employee has an immediate and heavy financial need shall be determined by the Committee based on all relevant facts and circumstances, and shall include, but not be limited to: the need to pay funeral expenses of a family member; the need to pay expenses for medical care for Employee, the Employee's spouse or any dependent of Employee; or payments necessary to prevent the eviction of Employee from Employee's principal residence or foreclosure on the mortgage on that residence.

     3.6 Employee's Rights Unsecured. The right of the Employee or his or her designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Employee nor his or her designated Beneficiary shall have any rights in or against any amount credited to his or her Account or any other specific assets of the Employer, except as otherwise provided in the Trust.

     3.7 Investment of Contribution. (a) All amounts credited to an Account shall be credited with the actual earnings (hereinafter and previously sometimes referred to as "interest or other earnings") generated by such amounts, from investments made by the Trustee, until the Account has been fully distributed to the Employee or to the Beneficiary designated by the Employee in a writing delivered to the Employer.

     (b) Employer shall credit interest or other earnings on investment of amounts in any and all Accounts to the respective Account on the date received until final distribution of the Account.

                                   SECTION 4
                           DESIGNATION OF BENEFICIARY

     4.1 Designation of Beneficiary. Employee may designate a Beneficiary or beneficiaries to receive any amount due hereunder by Employee via written notice thereof to Employer at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to Employer at any time and from time to time prior to Employee's death, provided that any such designation or change of designation naming a Beneficiary other than the Employee's spouse shall be effective in the case of an Employee resident in a community property state only if spousal consent is provided. If Employee shall have failed to designate a Beneficiary, or if no such Beneficiary shall survive him or her, then such amount shall be paid to his or her estate. Designations of beneficiaries shall be in the form attached hereto as Appendix 4.

                                   SECTION 5
                               CHANGE IN CONTROL

     5.1 Change in Control. For purposes of this Plan, a Change in Control shall mean the purchase or other acquisition by any person, entity, or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50 percent of more of either the outstanding shares of common stock or the combined voting power of Employer's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Employer of a reorganization,

                                       (4)
merger, or consolidation, in each case, with respect to which persons who were stockholders of Employer immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Employer's then outstanding securities, or a liquidation or dissolution of Employer or of the sale of all or substantially all of Employer's assets.

                                   SECTION 6

                                TRUST PROVISIONS

     6.1 Trust Agreement. The Employer may establish the Trust for the purpose of retaining assets set aside by Employer pursuant to the Trust Agreement for payment of all or a portion of the amounts payable pursuant to the Plan. Any benefits not paid from the Trust shall be paid from Employer's general funds, and any benefits paid from the Trust shall be credited against and reduce by a corresponding amount the Employer's liability to Employees under the Plan. All Trust Funds shall be subject to the claims of general creditors of the Employer in the event the Employer is Insolvent as defined in Section 3 of the Trust Agreement. The obligations of the Employer to pay benefits under the Plan constitute an unfunded, unsecured promise to pay and Employees shall have no greater rights than general creditors of the Employer.

                                   SECTION 7
                           AMENDMENT AND TERMINATION

     7.1 Amendment. The Committee shall have the right to amend this Plan at any time and from time to time, including a retroactive amendment. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Employees, except as otherwise provided in such amendment; provided, however, that said amendment shall not affect benefits adversely to the affected Employee without the Employee's written approval. Benefits accruing to an Employee pursuant to any employment agreement in effect between Employer and Employee which entitles the Employee to participate in and to certain rights under this Plan shall not be affected by an amendment of this Plan.

                                   SECTION 8
                                 ADMINISTRATION

     8.1 Administration. The Committee shall administer and interpret this Plan in accordance with the provisions of the Plan and the Trust Agreement. Any determination or decision by the Committee shall be conclusive and binding on all persons who at any time have or claim to have any interest whatever under this Plan.

     8.2 Liability of Committee, Indemnification. To the extent permitted by law, the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own bad faith or willful misconduct.

     8.3 Expenses. The costs of the establishment of the Plan and the adoption of the Plan by Employer, including but not limited to legal and accounting fees, shall be borne by Employer. The expenses of administering the Plan shall be borne by the Trust; provided, however, that Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of Employer associated with the investment of assets by the Trust.

                                   SECTION 9

                           GENERAL AND MISCELLANEOUS

     9.1 Rights Against Employer. Except as expressly provided by the Plan, the establishment of this Plan shall not be construed as giving to any Employee or to any person whomsoever, any legal, equitable or other

                                       (5)
rights against the Employer, or against its officers, directors, agents or shareholders, or as giving to any Employee or Beneficiary any equity or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employment of the Employer. All Employees shall be subject to discharge (with or without cause) to the same extent they would have been if this Plan had never been adopted. The rights of an Employee hereunder shall be solely those of an unsecured general creditor of the Employer.

     9.2 Assignment or Transfer. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Employee or Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of the Employee or Beneficiary. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

     9.3 Severability. If any provision of this Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

     9.4 Construction. The article and section headings and numbers are included only for convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of this Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

     9.5 Governing Law. The validity and effect of this Plan and the rights and obligations of all persons affected hereby shall be construed and determined in accordance with the laws of the State of California unless superseded by federal law, which shall govern correspondingly.

     9.6 Payment Due to Incompetence. If the Committee receives evidence that an Employee or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or Trust which has been legally appointed by the courts.

     9.7 Taxes. All amounts payable hereunder shall be reduced by any and all federal, state, and local taxes imposed upon Employee or his or her Beneficiary which are required to be paid or withheld by Employer. The determination of Employer regarding applicable income and employment tax withholding requirements shall be final and binding on Employee.

     9.8 Insurance. In the event that any Employee elects, in his or her sole discretion, to independently purchase an insurance policy covering the inability of the Plan or the Trust to make any payments to which Employee is entitled under the Plan or the Trust, the Employer shall use its best efforts to facilitate the payment by Employee of any excise taxes which become due as the result of the payment of premiums under such policy. Nothing contained herein shall be construed as an endorsement by the Employer of the purchase of such a policy or a recommendation by the Employer that the purchase of such a policy is necessary or desirable as the result of Employee's participation in the Plan.

     9.9 Attorney's Fees. Employer shall pay the reasonable attorney's fees incurred by any Employee in an action brought against Employer to enforce Employee's rights under the Plan, provided that such fees shall only be payable in the event that the Employee prevails in such action.

                                       (6)

                                   APPENDIX 1
                                 ACKNOWLEDGMENT

     The undersigned Employee hereby acknowledges that Employer has selected him or her as a participant in Oracle Corporation 1993 Deferred Compensation Plan, subject to all terms and conditions of the Plan, a copy of which has been received, read, and understood by the Employee in conjunction with executing this Acknowledgment. Employee acknowledges that he or she has had satisfactory opportunity to ask questions regarding his or her participation in the Plan and has received satisfactory answers to any questions asked. Employee also acknowledges that he or she has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of participation in the Plan. Employee understands that his or her participation in the Plan shall not begin until this Acknowledgment has been signed by Employee and returned to Employer.

     Please check the box if the following statement is true:

          / / My income exceeded $200,000 (or my joint income with my spouse exceeded $300,000) in each of the calendar years 1991 and 1992, and I reasonably expect $200,000 of income in calendar year 1993 (or $300,000 of joint income with my spouse), or my net worth (or my joint net worth with my spouse) exceeds $1,000,000.
               Dated:

               Signed:
                      Employee

               Dated:
                      Oracle Corporation
               Signed:
                      [Officer]

                                       (7)

                                   APPENDIX 2
                             DISTRIBUTION ELECTION

     Pursuant to Section 3.3 of the Oracle Corporation 1993 Deferred Compensation Plan (the "Plan"), I hereby elect to have all amounts credited to my Account, together with any interest or other earnings credited thereon, distributed to me on the terms elected below:

     I elect to have any distributions of money covered by this Plan paid to me:

          / / upon reaching age 59 1/2

          / / upon termination of employment

     I elect to have any distribution of money covered by an election to receive distribution paid to me in:

          / / A lump sum

          / / An annuity of twenty (20) quarter-annual installments determined as of each installment date by dividing the entire amount in my Account (including interest and other earnings) by the number of installments then remaining to be paid.

          / / An annuity of forty (40) quarter-annual installments determined as of each installment date by dividing the entire amount in my Account (including interest and other earnings) by the number of installments then remaining to be paid.
          Dated:
          Signed:

                                       (8)

                                   APPENDIX 3

                              ELECTION OF DEFERRAL

     I elect, pursuant to Section 3.1 of the Oracle Corporation 1993 Deferred Compensation Plan (the "Plan"), to make the following deferral with respect to compensation earned following the date of this election:

               %    of base salary, net of any employee stock purchase plan contributions,
                    401(k) plan contributions, and any applicable employment taxes, payable to me by Oracle Corporation (Employer), but in no event less than $5,000,
                    or
        $           of base salary payable to me by Employer and/or
               %    of any cash bonus paid to me by Employer.

     This election shall take effect for each calendar year. It may be terminated by me only with written notice. If termination is not submitted by the last day of any calendar year, the election shall take effect for the calendar year following the year in which such termination is submitted, and shall remain in effect for the calendar year following the year in which such termination is submitted. The deferral of compensation hereby elected is subject to all of the terms and conditions of the Plan and of the Oracle Corporation 1993 Deferred Compensation Plan Trust Agreement, copies of which I have been given by the Employer, and which I have read and understood.
          Dated:
          Signed:

                                       (9)

                                   APPENDIX 4

                            BENEFICIARY DESIGNATION

     In the event I should die prior to the receipt of all money accrued to my credit under this election, I elect to have the balance paid to the following named individual(s) in the following percentages(s):

    ----%     ------------------------------------------
    ----%     ------------------------------------------
    ----%     ------------------------------------------
   Dated:
              ------------------------------------------
  Signed:
              ------------------------------------------

     TO BE COMPLETED ONLY WHERE ANY ABOVE NAMED BENEFICIARY IS NOT MY SPOUSE:
     I, as the spouse of                         , do hereby consent to
designation of any beneficiary that might in any way impair my rights under applicable state law, including but not limited to, laws relating to Community Property, Wills, Trusts, and Intestacy.

                                      (10)